Exhibit 3.2
THE SOUTHERN COMPANY

By-Laws
As Amended Effective May 25, 2016
OFFICES
1.The principal office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.
The Corporation shall also have an office in Atlanta, Georgia.
The Corporation may have offices at such other places as the Board of Directors may from time to time determine.
SEAL
2.    The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware."
STOCKHOLDERS' MEETINGS
3.    All meetings of the stockholders shall be held at the office of the Corporation in the City of Wilmington, County of New Castle, State of Delaware, except such meetings as the Board of Directors expressly determine shall be held elsewhere in which case meetings may be held upon notice as hereinafter provided, at such other place or places within or without the State of Delaware as said Board of Directors may determine.
4.    The annual meeting of the stockholders shall be held at 11:00 o'clock A.M. Eastern Standard Time on the fourth Wednesday in the month of May in each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 11:00 o'clock A.M. Eastern Standard Time, when the stockholders entitled to vote thereon shall elect the Board of Directors and transact such other business as may be brought before the meeting. At the annual meeting any business may be transacted, irrespective of whether the notice calling such meeting shall have contained a reference thereto.
The time and place named in these By-Laws for the annual meeting at which the Board of Directors is to be elected shall not be changed within sixty (60) days next before the day on which said election is to be held. A notice of any change shall be given to each stockholder twenty days before the election is held, in person or by letter mailed to his last known post-office address.
5.    At all meetings of the stockholders, the holders of a majority of the shares of the stock issued and outstanding and entitled to vote thereat present in person or represented by proxy shall constitute a quorum requisite for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.
6.    Each stockholder entitled to vote in accordance with the Certificate of Incorporation or any amendment thereof and in accordance with the provisions of these By-Laws or of any action taken pursuant thereto shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted on after three years from its date unless such proxy provides for a longer period. Except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, as hereinafter provided, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the Corporation within twenty days next preceding such election of directors. The vote for directors, and, upon the demand of any stockholder, the vote upon any question before the meeting, shall be by ballot. Each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present; provided that if the number of nominees exceeds the number of directors to be elected, directors shall be elected by a plurality vote and each stockholder shall be entitled to as many votes as shall equal the number of his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two of them as he may see fit, which right when exercised shall be termed cumulative voting. All other questions shall be decided by plurality vote except as otherwise provided by the Certificate of Incorporation and/or by the laws of the State of Delaware. For purposes of this Section 6, a majority of the votes cast means that the number of shares voted “for” the election of a director must exceed the number of votes cast “against” the election of that director.
7.    Written notice of the annual meeting shall be mailed to each stockholder entitled to vote thereat, at such address as appears on the stock books of the Corporation, at least ten days prior to the meeting. It shall be the duty of every stockholder to furnish to the Secretary of the Corporation or to the Transfer Agent, if any, of the class or series of stock owned by him, his post office address and to notify said Secretary or Transfer Agent of any change therein.

8.    At least ten days before every election of directors, the Secretary shall prepare and make or cause to be prepared and made, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, with the residence of each, and the number of voting shares held by each. Such list shall be open at the place where said election is to be held for said ten days, to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.
9.    Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the President, and shall be called by the Chairman of the Board or President or Secretary upon the order in writing of a majority of or by resolution of the Board of Directors, or at the request in writing of stockholders owning ten percentum of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request or order shall state the purpose or purposes of the proposed meeting. On failure by the Chairman of the Board or President or Secretary to call such special meeting when duly requested, the makers of such request or order may call such special meeting over their own signatures.
10.    Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be mailed, postage prepaid, or delivered, at least ten days before such meeting, to each stockholder entitled to vote thereat at his last known post office address appearing on the books of the Corporation. No business may be transacted at such meeting except that referred to in said notice, or in a supplemental notice given also in compliance with the provisions hereof.
JUDGES
11.    At each meeting of the stockholders, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge of, all questions touching on the qualifications of voters and the validity of proxies and the acceptance and rejection of votes shall be decided, the number of shares voted shall be counted, the manner of voting said shares shall be ascertained, and the result of the voting shall be declared by two judges. Such judges shall be appointed by the Board of Directors before or at the meeting, and if no such appointment shall have been made, then by the meeting. If for any reason any of the judges previously appointed shall fail to attend or refuse or be unable to serve, judges in place of any so failing to attend or refusing or unable to serve shall be appointed either by the Board of Directors or by the stockholders' meeting.

DIRECTORS
12.    The business of the Corporation shall be managed by a Board of Directors. The number of directors which shall constitute the whole Board shall be fixed from time to time by resolution of the Board of Directors, but in no case shall be less than three. Directors need not be stockholders. Each director (whether elected at an annual meeting, or to fill a vacancy or newly created directorship or otherwise) shall hold office until his successor is elected and qualified or until his earlier resignation or removal.
Any director of this Corporation may resign at any time by giving written notice to the Chairman of the Board or President or Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
13.    In case of any vacancies in the Board of Directors through death, resignation, disqualification, removal or other cause, the remaining directors if less than a quorum, by affirmative vote of a majority thereof, or, if a quorum, by a majority vote of such quorum, may elect a successor or successors, and the director or directors so chosen shall hold office until the next annual election and until their successor or successors shall be elected and qualified.
14.    The Board of Directors may hold their meetings and have one or more offices, and keep the books of the Corporation, at such place or places as they may from time to time determine.
15.    A person being a full-time executive employee of the Corporation or any of its subsidiaries when first elected a director of the Corporation (an “employee-director”) shall not be eligible to serve as a director when not an executive employee, whether by reason of resignation, retirement or other cause.
Any employee-director not eligible to serve as a director by reason of the foregoing provision shall be eligible to serve as an advisory director, as hereinafter provided for in Section 24 of these By-Laws, until his 70th birthday.
In addition to the powers and authorities expressly conferred upon it by statute, by the Certificate of Incorporation and by these By-Laws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as may be done by the Corporation as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

FEES OF DIRECTORS
16.    Directors shall be reimbursed for expenses, if any, incurred in attending meetings of the Board of Directors and in otherwise performing duties as such directors. Directors who perform no paid duties, as an officer, employee or otherwise than as a director, for the Corporation or any of its subsidiaries, may be paid by the Corporation such compensation for their services as directors or as members of a committee authorized by the Board of Directors as may from time to time be fixed by vote of a majority of the members of the Board of Directors or by the vote of the holders of a majority of that part of the capital stock of the Corporation having voting powers which is represented in person or by proxy at any annual meeting of stockholders or at any special meeting called for that purpose (provided that a lawful quorum of stockholders be there represented in person or by proxy).
MEETINGS OF THE BOARD
17.    The newly elected Board may meet at such place and time as shall be fixed by the vote of the stockholders at the meeting at which such newly elected Board was elected, for the purpose of organization or otherwise, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such place and time as shall be stated in a notice given to such directors either personally or by mail or telegram two days prior to such meeting or as shall be fixed by the consent in writing of all the directors.
18.    Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.
19.    Special meetings of the Board may be called by the Chairman of the Board or the President, on two days' notice to each director, by delivered letter, by mail or by telegram or by personal communication either over the telephone or otherwise; special meetings shall be called by the Secretary in like manner and on like notice, on the written request of two directors or on the request of the Chairman of the Board or the President.
20.    At all meetings of the Board of Directors, one-half of the number of directors then in office, or, if there shall be an odd number of directors, then a majority thereof, shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically permitted or provided by statute, or by the Certificate of Incorporation, or by these By-Laws. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned.
COMMITTEES OF THE BOARD
21.    The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which to the extent provided in the resolution, shall have and may exercise powers of the Board of Directors in the management of the business and affairs of the Corporation. The Board of Directors may designate one or more advisory directors to be a member or members of any such committee but no such advisory director shall have power to vote as a member of such committee. The Board of Directors may also, by resolution adopted by a majority of a quorum of the Board, designate one or more committees with solely advisory functions, each such committee to consist of two or more of the directors and of such other persons as shall be specified in such resolution. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors.
22.    The term of office of each member of any such committee shall be for such period as may be from time to time determined by the Board of Directors but any member of any such committee may be removed at any time by the Board of Directors and shall cease to hold such office upon his ceasing to be a director (or advisory director) or upon his resignation. Vacancies in the membership of any such committee may be filled by the Board of Directors. Except as otherwise determined by the Board of Directors, each such committee may establish its own rules of procedure but shall make a written report or recommendation to the Board of Directors upon completion of its duties or whenever requested by the Board.
OFFICERS
23.    The officers of the Corporation shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders. The executive officers shall be the President, such one or more Vice-Presidents and such other officers as the Board of Directors may from time to time determine. The administrative officers shall be a Secretary and a Treasurer, and such one or more Assistant Secretaries and Assistant Treasurers as the Board may from time to time determine. Any two or, except for the offices of President and Secretary, more offices may be held by the same person. The President shall be chosen from among the members of the Board of Directors, but the other officers need not be members of the Board.
24.    The Board of Directors may at any time appoint or reappoint as an advisory director any person eligible to serve as such under the second paragraph of Section 15 of these By-Laws whose services as such will be, in the opinion of the Board of Directors, of value to the Corporation. An advisory director shall be entitled to notice of and to attend and advise at, but not to vote at, meetings of the Board of Directors, and any committees thereof to which he shall be designated, and for his services may be paid, in the discretion of the Board of Directors, compensation and reimbursement of expenses on the same basis as if he were a director. The term of office of each advisory director shall terminate on the earlier of the date when he ceases to be eligible for such position under said paragraph of Section 15 or, subject to reappointment, the date of the first meeting of the Board of Directors after the annual meeting of stockholders next following his appointment.
25.    The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
26.    Except as otherwise determined by the Board of Directors, the officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer may be removed at any time by the Board of Directors. In the event of any vacancy occurring in any office of the Corporation by reason of death, resignation, removal or otherwise, such vacancy may be filled by, or in the manner prescribed by, the Board of Directors. The Board of Directors may assign, or provide for the assignment or devolution of, the powers and duties of any officer to any other officer or agent of the Corporation.
POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD
27.    The Board of Directors may from time to time in its discretion appoint from among the members of the Board of Directors a Chairman of the Board with such powers and duties as may be assigned to him from time to time by the Board.
POWERS AND DUTIES OF THE PRESIDENT
28.    The President, subject to action by the Board of Directors, shall be the chief executive officer of the Corporation, shall have supervision and charge of all of the affairs of the Corporation, shall preside at all meetings of the Board of Directors and of stockholders, unless a Chairman of the Board has been appointed under Section 27; and shall perform and do all acts and things incident to the position of President and shall have such other powers and duties as may be assigned to him, from time to time, by the Board of Directors.
POWERS AND DUTIES OF VICE-PRESIDENTS
29.    The Vice-Presidents shall exercise such of the powers and perform such of the duties of the President on behalf of the Corporation as may be respectively assigned to them from time to time by the Board of Directors or the President. In the absence or inability of the President to act, the Executive Vice-President, if there shall be a Vice-President designated as such by the Board of Directors, or such Vice-President as shall have been designated by the Board of Directors for the purpose, or, in the event of the failure of the Board of Directors so to designate, then the Vice-President senior in service, or, in the absence or inability of such Vice-President to act, any Vice-President shall have and possess all of the powers and discharge all of the duties of the President, subject however to the Board of Directors.
POWERS AND DUTIES OF THE TREASURER
30.    It shall be the duty of the Treasurer to have the care and custody of all the funds and securities of the Corporation which may come into his hands as Treasurer, and to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Corporation in such bank or banks or depository as the Board of Directors may designate, and he may endorse all commercial documents requiring endorsements for or on behalf of the Corporation. He may sign all receipts and vouchers for the payments made to the Corporation. He shall render an account of his transactions to the Board of Directors as often as the Board shall require the same. He shall enter regularly in the books to be kept by him for that purpose, full and adequate account of all moneys received and paid by him on account of the Corporation. He shall have charge of the supervision of the accounting system of the Corporation, including the preparation and filing of all reports required by law to be made to any and all public authorities and officials. He shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors. He shall when requested, pursuant to vote of the Board of Directors, give a bond to the Corporation conditioned for the faithful performance of his duties, the expense of which bond shall be borne by the Corporation.
POWERS AND DUTIES OF THE SECRETARY
31.    The Secretary shall be sworn to the faithful discharge of his duty. He shall act as custodian of the minutes of all meetings of the Board of Directors and of the stockholders; he shall attend to the giving and serving of all notices of the Corporation; and he shall attest the seal of the Corporation upon all contracts and instruments executed under such seal. He shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board of Directors may direct. He shall, in general, perform all the duties of Secretary, subject to the control of the Board of Directors.

ASSISTANT SECRETARIES AND ASSISTANT TREASURERS
32.    An Assistant Secretary or an Assistant Treasurer shall, in the absence or disability or at the request of the Secretary or Treasurer respectively, perform the duties of the Secretary or Treasurer respectively, and shall perform such other duties as may from time to time be imposed upon him by the Board of Directors or by the President. The performance of any such duty shall be conclusive evidence of his right to act.
DUTIES OF OFFICERS MAY BE DELEGATED
33.    In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.
TRANSFER AGENT AND REGISTRAR
34.    The Board of Directors may appoint one or more Transfer Agents or Transfer Clerks and Registrars, and may require all stock certificates, certificates representing any rights or options and any written notices or statements relative to uncertificated stock to be signed by such Transfer Agents or Transfer Clerks acting on behalf of the Corporation and by such Registrars.
CERTIFICATES FOR SHARES
35.    The shares of the Corporation shall be represented by a certificate or shall be uncertificated and shall be entered in the books of the Corporation and registered as they are issued. Certificates shall be signed by, or in the name of the Corporation by, the President or a Vice-President or any other officer authorized by law and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.
Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the Delaware General Corporate Law or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
TRANSFER OF STOCK
36.    Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon the Corporations books. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.
CLOSING TRANSFER BOOKS AND FIXING RECORD DATE
37.    The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding sixty days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting or any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

REGISTERED STOCKHOLDERS
38.    The Corporation shall be entitled to treat the holder of record of any share or shares of stock or of any right or rights or option or options as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.
LOST, STOLEN OR DESTROYED CERTIFICATES
39.    The Corporation may issue a new certificate or certificates of stock or uncertificated shares in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed when authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
ANNUAL REPORT AND INSPECTION OF BOOKS
40.    The President shall make and present to the annual meeting of stockholders a report showing a Balance Sheet and an Income Statement for the preceding fiscal year. A copy of such report shall be mailed to each stockholder of the Corporation at least fifteen days in advance of the annual meeting of the Corporation. Such report may also contain such other information and may be in such detail as the President and the Board of Directors may determine in their absolute discretion.
The stockholders of the Corporation by a majority vote at any meeting of stockholders duly called, or in case the stockholders shall fail to act, the Board of Directors shall have power from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to the inspection of stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.

CHECKS
41.    All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.
FISCAL YEAR
42.    The fiscal year shall begin the first day of January in each year, and shall end on the thirty-first day of December of such year.
NOTICES
43.    Whenever under the provisions of these By-Laws notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, unless otherwise provided in these By-Laws, but such notice may be given in writing, by mail, by depositing the same in a post office or letterbox, in a post-paid wrapper, addressed to such stockholder, officer or director at such address as appears on the books of the Corporation, or, in default of other address, to such director, officer or stockholder at the General Post Office in the City of Wilmington, Delaware, and such notice shall be deemed to be given at the time when the same shall be thus mailed.
Notice need not be given of any adjourned meeting, special or regular of stockholders or directors other than by announcement at the meeting which is being adjourned.
Any stockholder, director or officer may waive any notice required to be given by statute or under the provisions of the Certificate of Incorporation or under these By-Laws, and such waiver shall be deemed equivalent to the notice so required; provided, always, that such waiver shall be in writing and signed by such stockholder, officer or director, or by his duly authorized attorney, whether before or after the meeting or the time stated therein notice of which is being waived.
ACTION IN RELIANCE UPON ORDERS OF REGULATORY BODIES
44.    No present or future director or officer of the Corporation (or his heirs, executors and administrators) shall be liable for any act, omission, step or conduct taken or had in good faith which (whether by condition or otherwise) is required, authorized or approved by any order or orders issued pursuant to: the Public Utility Holding Company Act of 1935; the Federal Power Act; or any

state statute regulating the Corporation or its subsidiaries by reason of their being public utility companies or public utility holding companies; or any amendment to any thereof. In any action, suit or proceeding based on any act, omission, step or conduct, as in this By-Law described, the provisions hereof shall be brought to the attention of the Court. In the event that such provisions are found by the Court not to constitute a valid defense on the grounds of not being applicable to the particular class of plaintiff, each such director and officer (and his heirs, executors and administrators) shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or imposed on him, in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step or conduct taken or had in good faith as in this By-Law described. Such expenses and liabilities shall include, but shall not be limited to, judgments, court costs and attorneys' fees. The foregoing rights shall not be exclusive of any other rights to which any director or officer may otherwise be entitled and shall be available whether or not the director or officer continues to be a director or officer at the time of incurring such expenses and liabilities.
INDEMNIFICATION AND RELATED MATTERS
45.    Each person who is or was a director or officer of the Corporation and who was or is a party or was or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation as a matter of right against any and all expenses (including attorneys' fees) actually and reasonably incurred by him and against any and all claims, judgments, fines, penalties, liabilities and amounts paid in settlement actually incurred by him in defense of such claim, action, suit or proceeding, including appeals, to the full extent permitted by applicable law. The indemnification provided by this Section shall inure to the benefit of the heirs, executors and administrators of such person.
Expenses (including attorneys' fees) incurred by a director or officer of the Corporation with respect to the defense of any such claim, action, suit or proceeding may be advanced by the Corporation prior to the final disposition of such claim, action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation under this Section or otherwise; provided, however, that the advancement of such expenses shall not be deemed to be indemnification unless and until it shall ultimately be determined that such person is entitled to be indemnified by the Corporation.

The Corporation may purchase and maintain insurance at the expense of the Corporation on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or any person who is or was serving at the request of Corporation as a director (or the equivalent), officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability or expense (including attorneys' fees) asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability or expense under this Section or otherwise.
The foregoing rights shall not be exclusive of any other rights to which any such director or officer may otherwise be entitled and shall be available whether or not the director or officer continues to be a director or officer at the time of incurring any such expenses and liabilities.
If any word, clause or provision of the By-Laws or any indemnification made under Section 44 or Section 45 hereof shall for any reason be determined to be invalid, the provisions of the By-Laws shall not otherwise be affected thereby but shall remain in full force and effect. The masculine pronoun, as used in the By-Laws, means the masculine and feminine wherever applicable.
AMENDMENTS
46.    The By-Laws of the Corporation may be altered, amended or repealed (a) at any meeting of the Board of Directors by the vote of a majority of the entire Board then in office, or (b) by the vote of the holders of a majority of that part of the capital stock of the Corporation having voting powers which is represented in person or by proxy at any annual meeting of stockholders or at any special meeting called for that purpose (provided that a lawful quorum of stockholders be there represented in person or by proxy), or (c) without a meeting by the written consent of the holders of not less than the minimum number of the issued and outstanding shares of capital stock of the Corporation having voting powers that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that the Board of Directors shall not have power to alter, amend or repeal the provisions of Sections 5, 44 or 46 or the ten percentum requirement to call a special meeting of the stockholders contained in Section 9 of the By-Laws and provided, further, that the Board of Directors shall not have the power to alter, amend or repeal any bylaw adopted by the stockholders which by its terms may be altered, amended or repealed only by the stockholders.

PROXY ACCESS FOR DIRECTOR NOMINATIONS
47.    (a) Subject to the terms and conditions of these By-Laws, in connection with an annual meeting of stockholders at which directors are to be elected, the Corporation will include in its proxy statement and on its form of proxy the name of a nominee for election to the Board submitted pursuant to this Section 47 (a "Stockholder Nominee") and will include in its proxy statement the "Required Information" (as defined below), if:
(i)    the Stockholder Nominee satisfies the eligibility requirements in this Section 47,
(ii)     the Stockholder Nominee is identified in a timely notice (the "Stockholder Notice") that satisfies this Section 47 and is delivered by a stockholder that qualifies as, or is acting on behalf of, an Eligible Stockholder (as defined below),
(iii)     the Eligible Stockholder expressly elects at the time of the delivery of the Stockholder Notice to have the Stockholder Nominee included in the Corporation's proxy materials, and
(iv)    the additional requirements of these By-Laws are met.
(b)    To qualify as an "Eligible Stockholder," a stockholder or a group as described in this Section 47(b) must:
(i)    Own and have Owned (as defined below), continuously for at least three years as of the date of the Stockholder Notice, a number of the issued and outstanding shares of capital stock of the Corporation (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization of capital stock) that represents at least three percentum of the issued and outstanding shares of capital stock of the Corporation that are entitled to vote generally in the election of directors as of the date of the Stockholder Notice (the "Required Shares"), and
(ii)    thereafter continue to Own the Required Shares through such annual meeting of stockholders.
For purposes of satisfying the ownership requirements of this Section 47(b), a group of no more than twenty stockholders and/or beneficial owners may aggregate the number of shares of capital stock of the Corporation that are entitled to vote generally in the election of directors that each group member has Owned continuously for at least three years as of the date of the Stockholder Notice. No shares may be attributed to more than one Eligible Stockholder, and no stockholder or beneficial owner, alone or together with any of its affiliates, may individually or as a member of a group qualify as or constitute more than one Eligible Stockholder under this Section 47. Each of the following shall be treated as one stockholder or beneficial owner: (A) a group of any two or more funds that are under common management and investment control, (B) a group of any two or more funds that are under common management and funded primarily by a single employer or (C) a group of investment companies, as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. Whenever an Eligible Stockholder consists of a group of stockholders and/or beneficial owners, any and all requirements and obligations for an Eligible Stockholder set forth in this Section 47 must be satisfied by and as to each such stockholder or beneficial owner, except that shares may be aggregated as specified in this Section 47(b) and except as otherwise provided in this Section 47. For purposes of this Section 47, the term "affiliate" or "affiliates" shall have the meanings ascribed thereto under the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
(c)    For purposes of this Section 47:
(i)    A stockholder or beneficial owner shall be deemed to "Own" only those issued and outstanding shares of capital stock that are entitled to vote generally in the election of directors and as to which such person possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell or (3) subject to any option, warrant, forward contract, swap, contract of sale or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of the issued and outstanding shares of capital stock of the Corporation that are entitled to vote generally in the election of directors, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such person's or its affiliates' full right to vote or direct the voting of any such shares and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliate. The terms "Owned," "Owning"

and other variations of the word "Own," when used with respect to a stockholder or beneficial owner, shall have correlative meanings.
(ii)    A stockholder or beneficial owner shall "Own" shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. The person's Ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the stockholder.
(iii)    A stockholder or beneficial owner's Ownership of shares shall be deemed to continue during any period in which the person has loaned such shares provided that the person both has the power to recall such loaned shares on five business days' notice and recalls the loaned shares within five business days of being notified that its Stockholder Nominee will be included in the Corporation's proxy materials for the relevant annual meeting.
(d)    For purposes of this Section 47, the "Required Information" that the Corporation will include in its proxy statement is:
(i)    the information set forth in the Schedule 14N provided with the Stockholder Notice concerning each Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation's proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder, and
(ii)    if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a group, a written statement of the group), not to exceed 500 words, in support of each Stockholder Nominee, which must be provided at the same time as the Stockholder Notice for inclusion in the Corporation's proxy statement for the annual meeting (the "Statement").
Notwithstanding anything to the contrary contained in this Section 47, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 47 shall limit the Corporation's ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

(e)    The Stockholder Notice shall set forth the following information, representations and agreements:
(i)    as to each Stockholder Nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; provided, however, that, in addition to the information required in the Stockholder Notice pursuant to this Section 47, the Corporation may require each such person to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such person to serve as a director of the Corporation, including information relevant to a determination whether such person can be considered an independent director,
(ii)    a representation addressed to the Corporation that the stockholder delivering the Stockholder Notice (or a Qualified Representative (as defined in Section 47(n)) of such stockholder) intends to appear in person or by proxy at the meeting to present its Stockholder Nominee or Stockholder Nominees,
(iii)    as to each Eligible Stockholder giving the Stockholder Notice (and in the case of a group, as to each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) and if any such Eligible Stockholder, stockholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such individual or control person, a "Control Person"):
(A)    the name and address of such Eligible Stockholder and any Control Person (in the case of any record holder(s), as they appear on the Corporation's books),
(B)    the class or series and number of shares of stock of the Corporation which are owned of record or beneficially owned by the Eligible Stockholder and/or by any Control Person as of the date of the Stockholder Notice, and for purposes of this clause (e)(iii)(B), an Eligible Stockholder or Control Person shall be deemed to beneficially own shares of stock of the Corporation if the Eligible Stockholder or Control Person owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (x) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (y) the right to vote such shares, or instruct how the shares are voted, alone or in concert with others and/or (z) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares,
(C)    a description of any agreement, arrangement or understanding with respect to the nomination between or among the Eligible Stockholder or any Control Person and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable), and
(D)    a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Stockholder Notice by, or on behalf of, the Eligible Stockholder or Control Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Corporation's stock, or maintain, increase or decrease the voting power of the Eligible Stockholder or Control Person with respect to securities of the Corporation,
(iv)    a copy of the Schedule 14N that has been or concurrently is filed with the Securities and Exchange Commission (the "SEC") under the Exchange Act,
(v)    a statement of the Eligible Stockholder (and in the case of a group, the written statement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC: (A) setting forth and certifying to the number of shares of capital stock of the Corporation that are entitled to vote generally in the election of directors the Eligible Stockholder Owns and has Owned (as defined in Section 47(c) of these By-Laws) continuously for at least three years as of the date of the Stockholder Notice and (B) agreeing to continue to Own such shares through the annual meeting,
(vi)    the written agreement of the Eligible Stockholder (and in the case of a group, the written agreement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the Corporation, setting forth the following additional agreements, representations and warranties:
(A)    it will provide (1) within five business days of the record date for the annual meeting both the information required under Section 47(e)(ii)-(iii) above and notification in writing verifying the Eligible Stockholder's continuous Ownership of the Required Shares, in each case, as of the record date for the annual meeting, and (2) immediate notice to the Corporation if the Eligible Stockholder ceases to own any of the Required Shares prior to the annual meeting of stockholders,
(B)    it (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation and does not presently have any such intent, (2) has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 47, (3) has not engaged and will not engage in, and has not been and will not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Exchange Act Rule 14a-1(l), in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee or a nominee of the Board and (4) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation, and
(C)    it will (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder's communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (2) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of the nomination or solicitation process pursuant to this Section 47, (3) comply with all laws, rules, regulations and listing standards applicable to any solicitation in connection with the annual meeting, (4) file all materials described below in Section 47(g)(iii) with the SEC, regardless of whether any such filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for such materials under Exchange Act

Regulation 14A and (5) at the request of the Corporation, promptly, but in any event within five business days after such request, provide to the Corporation prior to the day of the annual meeting such additional information as reasonably requested by the Corporation, and
(vii)    in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and matters related thereto, including withdrawal of the nomination.
(f)    To be timely under this Section 47, the Stockholder Notice must be delivered by a stockholder to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the Close of Business (as defined in Section 47(n) below) on the 120th day nor earlier than the Close of Business on the 150th day prior to the first anniversary of the date (as stated in the Corporation's proxy materials) the definitive proxy statement was first sent to stockholders in connection with the preceding year's annual meeting of stockholders; provided, however, that in the event the annual meeting is more than 30 days before or after the anniversary of the previous year's annual meeting, or if no annual meeting was held in the preceding year, to be timely, the Stockholder Notice must be so delivered not earlier than the Close of Business on the 150th day prior to such annual meeting and not later than the Close of Business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which Public Announcement (as defined in Section 47(n) below) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice has been given or with respect to which there has been a Public Announcement of the date of the meeting, commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above.
(g)    An Eligible Stockholder must:
(i)    within five business days after the date of the Stockholder Notice, provide to the Corporation one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Stockholder Owns, and has Owned continuously in compliance with this Section 47,

(ii)    include in the Schedule 14N filed with the SEC a statement by the Eligible Stockholder (and in the case of a group, by each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) certifying (A) the number of shares of capital stock of the Corporation that are entitled to vote generally in the election of directors that it Owns and has Owned continuously for at least three years as of the date of the Stockholder Notice and (B) that it Owns and has Owned such shares within the meaning of Section 47(c),
(iii)    file with the SEC any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the Corporation's annual meeting of stockholders, one or more of the Corporation's directors or director nominees or any Stockholder Nominee, regardless of whether any such filing is required under Exchange Act Regulation 14A or whether any exemption from filing is available for such solicitation or other communication under Exchange Act Regulation 14A, and
(iv)    in the case of any group, within five business days after the date of the Stockholder Notice, provide to the Corporation documentation reasonably satisfactory to the Corporation demonstrating that the number of stockholders and/or beneficial owners within such group does not exceed twenty, including whether a group of funds qualifies as one stockholder or beneficial owner within the meaning of Section 47(b).
The information provided pursuant to this Section 47(g) shall be deemed part of the Stockholder Notice for purposes of this Section 47.
(h)    Within the time period for delivery of the Stockholder Notice, a written representation and agreement of each Stockholder Nominee shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation, which shall be signed by each Stockholder Nominee and shall represent and agree that such Stockholder Nominee:
(i)    consents to being named in the Corporation's proxy statement and form of proxy as a nominee and to serving as a director if elected,
(ii)    is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation,

(iii)    is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and
(iv)    if elected as a director, will comply with all of the Corporation's corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines and any other Corporation policies and guidelines applicable to directors.
At the request of the Corporation, the Stockholder Nominee must promptly, but in any event within five business days after such request, submit all completed and signed questionnaires required of the Corporation's directors and provide to the Corporation such other information as it may reasonably request. The Corporation may request such additional information as necessary to permit the Board to determine if each Stockholder Nominee satisfies the requirements of this Section 47.
(i)    In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation's right to omit a Stockholder Nominee from its proxy materials as provided in this Section 47.
(j)    Notwithstanding anything to the contrary contained in this Section 47, the Corporation may omit from its proxy materials any Stockholder Nominee, and such nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:
(i)    the Eligible Stockholder or Stockholder Nominee breaches any of its respective agreements, representations or warranties set forth in the Stockholder Notice (or otherwise submitted pursuant to this Section 47), any of the information in the Stockholder Notice (or otherwise submitted pursuant to this Section 47) was not, when provided, true, correct and complete, or the Eligible

Stockholder or applicable Stockholder Nominee otherwise fails to comply with its obligations pursuant to these By-Laws, including, but not limited to, its obligations under this Section 47,
(ii)    the Stockholder Nominee (A) is not independent under any applicable listing standards, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation's directors, (B) is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (C) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past ten years or (D) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended,
(iii)    the Corporation has received a notice (whether or not subsequently withdrawn) that a stockholder of record intends to nominate any candidate for election to the Board (other than pursuant to this Section 47) so that the number of nominees would exceed the number of directors to be elected at the applicable annual meeting; provided that, for the avoidance of doubt, unless otherwise required by law or otherwise determined by the chairman of the meeting or the Board, if the Corporation receives such notice after the proxy materials for the applicable annual meeting have been distributed to the stockholders of the Corporation, any nomination or nominations pursuant to this Section 47 shall be disregarded, notwithstanding that proxies in respect of the election of any Stockholder Nominee or Stockholder Nominees may have been received by the Corporation, or
(iv)    the election of the Stockholder Nominee to the Board would cause the Corporation to violate the Certificate of Incorporation of the Corporation, these By-Laws, any applicable law, rule, regulation or listing standard.
(k)    The maximum number of Stockholder Nominees submitted by all Eligible Stockholders that may be included in the Corporation's proxy materials pursuant to this Section 47 shall not exceed the greater of (i) two or (ii) twenty percentum of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 47 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below twenty percentum (such resulting number, the "Permitted Number"); provided that the Permitted Number shall be reduced by (i) any Stockholder Nominee whose name was submitted for inclusion in the Corporation's proxy materials pursuant to this Section 47 but whom the Board of Directors decides to nominate as a Board nominee, (ii) any directors in office or director candidates that in either case will be included in the Corporation's proxy materials with respect to such an annual meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding between the Corporation and a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of capital stock, by such stockholder or group of stockholders, from the Corporation), and (iii) any nominees who were previously elected to the Board as Stockholder Nominees at any of the preceding two annual meetings and who are nominated for election at such annual meeting by the Board as a Board nominee. In the event that one or more vacancies for any reason occurs after the date of the Stockholder Notice but before the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 47 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials and include such specified rank in its Stockholder Notice submitted to the Corporation. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 47 exceeds the Permitted Number, the Corporation shall determine which Stockholder Nominees shall be included in the Corporation's proxy materials in accordance with the following provisions: the highest ranking Stockholder Nominee of each Eligible Stockholder will be selected for inclusion in the Corporation's proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation each Eligible Stockholder disclosed as Owned in its respective Stockholder Notice submitted to the Corporation. If the Permitted Number is not reached after each Eligible Stockholder has had one Stockholder Nominee selected, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 47 thereafter is nominated by the Board, thereafter is not included in the Corporation's proxy materials or thereafter is not submitted for director election for any reason (including the Eligible Stockholder's or Stockholder Nominee's failure to comply with this Section 47), no other nominee or nominees shall be included in the Corporation's proxy materials or otherwise submitted for election as a director at the applicable annual meeting in substitution for such Stockholder Nominee(s).

(l)    Any Stockholder Nominee who is included in the Corporation's proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these By-Laws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice) or (ii) does not receive a number of votes cast in favor of his or her election at least equal to twenty percentum of the shares present in person or represented by proxy and entitled to vote in the election of directors, will be ineligible to be a Stockholder Nominee pursuant to this Section 47 for the next two annual meetings.
(m)    The Board (and any other person or body authorized by the Board) shall have the power and authority to interpret this Section 47 and to make any determinations necessary or advisable to apply this Section 47 to any persons, facts or circumstances, in each case, acting in good faith. Notwithstanding the foregoing provisions of this Section 47, unless otherwise required by law or otherwise determined by the chairman of the meeting or the Board, if the stockholder (or a Qualified Representative of the stockholder, as defined in Section 47(n) below) does not appear at the annual meeting of stockholders of the Corporation to present its Stockholder Nominee or Stockholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies in respect of the election of the Stockholder Nominee or Stockholder Nominees may have been received by the Corporation. This Section 47 shall be the exclusive method for stockholders to include nominees for director election in the Corporation's proxy materials.
(n)    For purposes of this Section 47, (i) the "Close of Business" shall mean 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day, (ii) "Public Announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act and (iii) a "Qualified Representative" of a stockholder shall mean a person who is a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of a nomination for director at a meeting of the stockholders by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

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